Exhibit 10.17
DEMAND NOTE

$247,690.92	June 16, 2000
     FOR VALUE RECEIVED, the undersigned, Interactive Imaging Systems, Inc. (Borrower), hereby promises to pay to the order of Paul Travers (Lender), the principal sum of Two hundred forty seven thousand six hundred ninety dollars and ninety two cents ($247,690.92), or if less, the aggregate unpaid principal amount of all advances made by Lender to Borrower within 20 days from date of this note. The Lender shall maintain a recorded of amounts of principal and interest payable by Borrower from time to time, and the records of the Lender maintained in the ordinary course of business, shall be prima facie evidence of the existence and amounts of Borrower’s obligations recorded therein. In the event of transfer of this Note, or if the Lender shall otherwise deem it appropriate, the Borrower hereby authorizes the Lender to endorse on this Note the amount of advances and payments to reflect the principal balance outstanding from time to time. The lender may send written confirmation of advances to Borrower but any failure to do so shall not relieve the Borrower of the obligation to repay any advance.
     This note shall bear interest on the outstanding balances, until paid, at a rate per annum of one point (1%) above the stated prime commercial lending rate of Chase Bank, N.A. in effect from time to time, but never more than the maximum rate allowed by law. All changes in the rate of interest hereunder due to a change in the stated prime rate shall occur automatically without notice as of the effective date of the change of such prime rate by Chase Bank, N.A.
     The terms of this note cannot be changed, nor may a writing executed by the Lender discharge this Note, in whole or in part, except. In the event that the Lender demands or accepts partial payments of this note, such demands or acceptance shall not be deemed to constitute a waiver of the right to demand the entire u aid balance of this note at any time in accordance with the terms hereof. Any by the Lenders in exercising any rights hereunder shall not operate as a such rights.

INTERACTIVE IMAGING SYSTEMS, INC.

By: Name:	/s/ Paul J. Travers Paul J. Travers
Title:	President